UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
 (Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Seamus Mulligan to the Board of Directors
On February 11, 2019, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) approved an increase in the size of the Board from 9 to 10 directors and appointed Seamus Mulligan as a Class II director of the Company, both effective as of March 19, 2019 (the “Effective Date”). As this appointment is occurring due to an increase in the size of the Board, the Company expects to seek stockholder approval for his election as a Class II director at the upcoming 2019 annual stockholder meeting and, if elected, he would serve a term expiring at the 2020 annual stockholder meeting along with the other Class II directors.

Mr. Mulligan is the former CEO and founder of Adapt Pharma Ltd. (“Adapt”), which the Company acquired in 2018, and as such is party to several transactions with the Company. Mr. Mulligan previously received $35,105,205 in cash, may receive possible future escrow and milestone payments up to an additional $9,475,060 in cash, and received 48,572 shares of the Company’s common stock valued at approximately $2,935,692 in connection with the Company’s acquisition of Adapt on October 15, 2018 (the “Acquisition”). In addition, Mr. Mulligan and his family own Nerano Pharma Ltd., which received $393,910,541 in cash, and may receive possible future escrow and milestone payments up to an additional $106,430,917 in cash, and received 545,590 shares of the Company’s common stock, valued at approximately $32,975,460.

In addition to this Acquisition-related consideration, Mr. Mulligan currently owns a property located at 45 Fitzwilliam Square, Dublin 2, Ireland, which is leased to Adapt, as tenant, under a ten-year lease agreement, effective September 1, 2016, and may be terminated at any time by Adapt upon entering into a new lease in the City of Dublin for a termination fee equal to approximately one year’s rent. The cost of the lease is approximately $194,000 per annum, paid in Euros. Mr. Mulligan will have received approximately $270,021 under this lease between January 1, 2018 and the Effective Date and the Company anticipates terminating the lease and paying the termination fee upon selection of a new site for its Dublin office. Mr. Mulligan is also a party to a consulting agreement that commenced upon the closing of the Acquisition, which will terminate on the Effective Date, under which he will have received approximately $146,000 paid in Euros. In addition, his daughter was an employee of Adapt under which she received total compensation from Adapt of $184,238, paid in Euros, between January 1, 2018 and her last day of employment on November 30, 2018. The conversion to U.S. dollars for the amounts listed above was calculated based on the average exchange rate for each month. Commencing on January 21, 2019, Mr. Mulligan’s son began an internship with Adapt under which he is paid $36,000 annually. His son will have received approximately $4,125 from Adapt from this internship as of the Effective Date. Mr. Mulligan was not selected pursuant to any arrangement or understanding with any other person.
In connection with his appointment to the Board, and pursuant to the Company’s Stock Incentive Plan, the Company granted Mr. Mulligan an initial election equity award of $375,000, to be issued on the Effective Date, in restricted stock units, which award shall vest one-third per year over three years on the date which is one day prior to the anniversary of the date of grant, subject to Mr. Mulligan’s continued service as a director. As a non-employee director, Mr. Mulligan will receive compensation in accordance with the Company's non-employee director compensation practices, which are summarized under the heading “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2018 (the “Proxy Statement”). Mr. Mulligan will also enter into the Company’s standard form of Indemnification Agreement, a form of which was filed as Exhibit 10 to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2013.
Approval of Executive Compensation

On February 12, 2019, the Compensation Committee (the “Committee”) of the Board approved actions with respect to the compensation of the Company’s current named executive officers, as listed in the Company’s Proxy Statement (“Named Executive Officers”), and its principal financial officer (the “Chief Financial Officer”).

2018 Cash Bonuses and 2019 Base Salaries and Target Bonuses

The Committee awarded cash bonuses to the Company’s Named Executive Officers and Chief Financial Officer for their performance in 2018 in the following amounts:

•	Fuad El-Hibri, Executive Chairman: not bonus eligible;
•	Daniel J. Abdun-Nabi, Chief Executive Officer: $980,394.24;
•	Robert G. Kramer, Sr., President and Chief Operating Officer: $538,806.91;
•	Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer: $330,007.39;
•	Adam R. Havey, Executive Vice President, Business Operations: $310,211.62; and
•	Atul Saran, Executive Vice President, Corporate Development, General Counsel and Corporate Secretary: $293,567.04.

The Committee also approved base salaries and target bonus percentages for the Named Executive Officers and Chief Financial Officer for 2019. The annualized base salaries and target bonus percentages, effective as of January 1, 2019, are as follows: Fuad El-Hibri, $1,054,040.00 and 0%; Daniel J. Abdun-Nabi, $838,552.00 and 90% (to be prorated for his time of service through March 31, 2019); Robert G. Kramer, Sr., $556,212.80 and 60% (to be prorated through March 31, 2019), and 700,003 and 85% (effective on April 1, 2019, upon assuming the role of Chief Executive Officer (to be prorated for the remainder of the year)); Richard S. Lindahl, $515,028.80 and 55%; Adam R. Havey, $484,120.00 and 55%; and Atul Saran, $503,963.20 and 50%.

2019 Equity Awards

The Committee approved the 2019-2021 Performance-Based Stock Unit Award Agreement, a form of which is attached as Exhibit 10 to this Current Report and incorporated herein by reference (the “2019-2021 PSU Award Agreement”), for grants of performance-based stock unit awards under the terms of the 2019-2021 PSU Award Agreement and the Company's Stock Incentive Plan. Awards under this agreement will result in the issuance of a number of shares based on the level of achievement with respect to “adjusted net income” as a percentage of total revenue (as determined in accordance with U.S. generally accepted accounting principles (“GAAP”)) for the 2021 fiscal year. “Adjusted Net Income” is defined as net income, determined in accordance with GAAP, excluding acquisition-related cost (transaction and integration), non-cash amortization charges, exit and disposal costs, and the impact of purchase accounting on inventory step-up (all of which exclusions shall be tax-effected utilizing the statutory U.S. federal income tax rate) and the impact of material changes in the U.S. federal income tax rate subsequent to the first year of the Performance Period. Achievement of the minimum performance level, target performance level or maximum performance level will result in a share payout of 50%, 100% or 150% of the target number of shares, respectively, as applicable. Awards under this agreement will vest based on the achievement of the performance goal for the 2021 fiscal year, as certified by the Committee following the performance period.

The Committee approved grants of stock options, time-based restricted stock units and performance-based stock units in accordance with the terms and provisions of the Company’s stock option, RSU and 2019-2021 PSU Award Agreements and the Company’s Stock Incentive Plan to be made on February 26, 2019 to the Named Executive Officers and the Chief Financial Officer based on the following cash values: Fuad El-Hibri, based on a value of $2,200,000; Daniel J. Abdun-Nabi, $0; Robert G. Kramer, Sr., based on a value of $2,880,000; Richard S. Lindahl, based on a value of $1,240,000; Adam R. Havey, based on a value of $1,240,000; and Atul Saran, based on a value of $1,240,000. For the Chief Financial Officer and the Named Executive Officers, other than the Executive Chairman, 50% of the value was made in the form of stock options, 25% of the value was made in the form of restricted stock units that vest solely based on the passage of time and 25% of the value was made in the form of performance-based stock units that vest based on the achievement of a specific level of adjusted net income as a percentage of total revenue for the 2021 fiscal year. For the Executive Chairman, 50% of the value was made in the form of stock options and 50% of the value was made in the form of restricted stock units that vest solely based on the passage of time.

 Amendments to 2017-2019 and 2018-2020 Performance-Based Stock Unit Awards

The Committee approved amendments to performance-based stock unit awards granted to Messrs. Abdun-Nabi, Kramer and Havey in 2017 (the “2017-2019 PSUs”) and Messrs. Abdun-Nabi, Kramer, Havey, Lindahl and Saran in 2018 (the “2018-2020 PSUs” and, together with the 2017-2019 PSUs, the “Prior PSUS”) to (i) redefine the performance objective for the Prior PSUs as “adjusted net income” as a percentage of total revenue, consistent with the 2019-2021 PSU Award Agreement, (ii) increase the minimum performance level, target performance level and maximum performance level in connection with the change in performance objective to provide the Prior PSUs with more meaningful performance measures, and (iii) certain administrative changes to make them materially consistent with the 2019-2021 PSU Award Agreement.

The Committee determined to amend the Prior PSUs to better align management incentives under the Prior PSUs with long-term stockholder value creation and the Company’s strategic objectives, particularly in light of the Company’s recent strategic transactions. The Committee initially approved PSU awards to achieve alignment between management performance and long-term stockholder value. At the time of grant, the Committee evaluated the Company’s history as well as its long-range objectives and believed that net income, measured in accordance with GAAP, would be the best measure of long-term stockholder value creation. Since the PSU awards were granted, however, the Company has completed several acquisitions and licensing transactions that the Committee believes have generated significant value for stockholders, most notably four acquisitions in the last 18 months. The application of GAAP to the net income calculations as it relates to these transactions includes various items that the Committee believes do not reflect that underlying operational success of the business nor the long-term value creation. For example, Company management believes that the exclusion from net income of the non-cash impact of charges resulting from purchase accounting (i.e. acquisition-related costs (transaction and integration), non-cash amortization charges, exit and disposal costs, the impact of purchase accounting on inventory step-up (which are all tax effected utilizing the statutory rate for the US)) and the impact of material changes in the U.S. federal income tax rate subsequent to the first year of the Performance Period is more indicative of the Company’s core operating performance.  Accordingly, the Compensation Committee believes that an adjusted net income metric that evaluates the success of the business disregarding these items is a more accurate reflection of the value that has been generated.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10	Form of 2019-2021 Performance-Based Stock Unit Award Agreement.
99.1	“Director Compensation” page from the Company's Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018.
99.2	Press release, dated February 12, 2019, announcing appointment of Seamus Mulligan as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February 12, 2019	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer